Exhibit 99

A.B. Mendez
Investor Relations
210.220.5234
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
July 31, 2025

CULLEN/FROST REPORTS SECOND QUARTER RESULTS
Board declares third quarter dividend on common and preferred stock

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported second quarter 2025 results.
Net income available to common shareholders for the second quarter of 2025 was $155.3 million compared to $143.8 million for the second quarter of 2024. On a per-share basis, net income available to common shareholders for the second quarter of 2025 was $2.39 per diluted common share, compared to $2.21 per diluted common share reported a year earlier. Returns on average assets and average common equity were 1.22 percent and 15.64 percent, respectively, for the second quarter of 2025 compared to 1.18 percent and 17.08 percent, respectively, for the same period a year earlier.
For the second quarter of 2025, net interest income on a taxable-equivalent basis was $450.6 million, up 7.9 percent compared to the same quarter in 2024. Average loans for the second quarter of 2025 increased $1.4 billion, or 7.2 percent, to $21.1 billion, from the $19.7 billion reported for the second quarter a year earlier, and increased $274.1 million, or 1.3 percent, compared to the first quarter of 2025. Average deposits for the second quarter increased $1.3 billion, or 3.1 percent, to $41.8 billion, compared to the $40.5 billion reported for last year's second quarter, and increased $102.4 million, or 0.2 percent, compared to the first quarter of 2025.

“Our strong performance in the second quarter demonstrates the durability of our organic growth model and is a testament to the consistent focus and execution of Frost bankers throughout the state and in every area of the company. We again posted solid loan growth, and despite the second quarter typically being a seasonally weak period for deposits, we saw a slight increase in average total deposits compared to the first quarter," said
Cullen/Frost Chairman and CEO Phil Green.

For the first six months of 2025, net income available to common shareholders was $304.6 million, up 9.6 percent compared to $277.9 million for the first six months of 2024. Diluted EPS available to common shareholders for the first six months of 2025 was $4.69 compared to $4.27 in the year-earlier period. Returns on average assets and average common equity for the first six months of 2025 were 1.20 percent and 15.59 percent, respectively, compared to 1.14 percent and 16.13 percent, respectively, for the same period in 2024.

Noted financial data for the second quarter of 2025 follows:
•The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios at the end of the second quarter of 2025 were 13.98 percent, 14.43 percent and 15.88 percent, respectively, and continue to be in excess of well-capitalized levels and exceed Basel III minimum requirements.
•Net interest income on a taxable-equivalent basis was $450.6 million for the second quarter of 2025, an increase of 7.9 percent, compared to $417.6 million for the second quarter of 2024. Net interest margin was 3.67 percent for the second quarter of 2025 compared to 3.54 percent for the second quarter of 2024 and 3.60 percent for the first quarter of 2025.
•Non-interest income for the second quarter of 2025 totaled $117.3 million, an increase of $6.1 million, or 5.5 percent, from the $111.2 million reported for the second quarter of 2024. Trust and investment management fees increased $2.3 million, or 5.5 percent, compared to the second quarter of 2024. The increase in trust and investment management fees during the second quarter was primarily related to an increase in investment management fees (up $2.2 million). Investment management fees are generally based on the market value of assets within customer accounts and are thus impacted by price movements in the equity and bond markets. Service charges on deposit accounts increased $3.0 million, or 11.6 percent, compared to the second quarter of 2024. The increase in the second quarter was primarily related to increases in consumer and commercial overdraft charges (up $2.5 million), driven by continued increases in the number of active customer accounts, and commercial service charges (up $859,000), partly offset by a decrease in consumer service charges (down $370,000). Other charges, commissions, and fees increased $947,000, or 7.3 percent, compared to the second quarter of 2024. The increase was primarily related to increases in income from the placement of annuities (up $555,000) and commitment fees on unused lines of credit (up $380,000).
•Non-interest expense was $347.1 million for the second quarter of 2025, up $30.2 million, or 9.5 percent, compared to the $317.0 million reported for the second quarter a year earlier. Salaries and wages expense increased $10.9 million, or 7.2 percent, compared to the second quarter of 2024. The increase in salaries and wages was primarily related to increases in salaries due to annual merit and market increases and to an increase in the number of employees. The increase in the number of employees was partly related to our investment in organic expansion in various markets. Employee benefits expense increased by $4.0 million, or 14.0 percent, compared to the second quarter of 2024. The increase in employee benefits expense was primarily related to increases in 401(k) plan expense (up $1.6 million), medical/dental benefits expense (up $1.4 million), and payroll taxes (up $635,000). Other non-interest expense increased $10.1 million, or 16.8 percent, compared to the second quarter of 2024. The increase included increases in advertising/promotions expense (up $4.2 million); sundry and other miscellaneous expense (up $2.1 million), and fraud losses (up $1.1 million), among other things. Technology, furniture, and equipment expense increased $4.6 million, or 12.9 percent, compared to the second quarter of 2024. The increase was primarily related to increased cloud services expense (up $2.6 million), software maintenance (up $1.3 million), and depreciation on furniture and equipment (up $732,000), among other things.
•For the second quarter of 2025, the company reported a credit loss expense of $13.1 million, and reported net loan charge-offs of $11.2 million. This compares to a credit loss expense of $13.1 million and net charge-offs of $9.7 million for the first quarter of 2025 and a credit loss expense of $15.8 million and net charge-offs of $9.7 million for the second quarter of 2024. The allowance for credit losses on loans as a percentage of total loans was 1.31 percent at June 30, 2025, compared to 1.32 percent at March 31, 2025 and 1.28 percent at June 30, 2024. Non-accrual loans were $62.4 million at the end of the second quarter of 2025, compared to $83.5 million at the end of the first quarter of 2025 and $75.0 million at the end of the second quarter of 2024.
The Cullen/Frost board declared a third-quarter cash dividend of $1.00 per common share. The dividend on common stock is payable September 15, 2025 to shareholders of record on August 29 of this year. The board of directors also declared a cash dividend of $11.125 per share of Series B Preferred Stock (or $0.278125 per depositary share). The depositary shares representing the Series B Preferred Stock are traded on the NYSE under the symbol "CFR PrB." The Series B Preferred Stock dividend is payable September 15, 2025 to shareholders of record on August 29 of this year.
Cullen/Frost Bankers, Inc. will host a conference call on Thursday, July 31, 2025, at 1 p.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a “listen only” mode at 1-877-709-8150 or via webcast on our investor relations website linked below. Playback of the conference call will be available after 5 p.m. CT on the day of the call until midnight Sunday, August 3, 2025 at 1-877-660-6853 with Conference ID # of 13754258. A replay of the call will also be available by webcast at the URL listed below after 5 p.m. CT on the day of the call.
Cullen/Frost investor relations website: https://investor.frostbank.com/
Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $51.4 billion in assets at June 30, 2025. One of the 50 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Dallas, Fort Worth, Gulf Coast, Houston, Permian Basin, and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at www.frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results
Certain statements contained in this Earnings Release are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products, services or operations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:
•The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board and the implementation of tariffs and other protectionist trade policies.
•Inflation, interest rate, securities market, and monetary fluctuations.
•Local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.
•Changes in the financial performance and/or condition of our borrowers.
•Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.
•Changes in estimates of future credit loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
•Changes in our liquidity position.
•Impairment of our goodwill or other intangible assets.
•The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
•Changes in consumer spending, borrowing, and saving habits.
•Greater than expected costs or difficulties related to the integration of new products and lines of business.
•Technological changes.
•The cost and effects of cyber incidents or other failures, interruptions, or security breaches of our systems or those of our customers or third-party providers.
•Acquisitions and integration of acquired businesses.
•Changes in the reliability of our vendors, internal control systems or information systems.
•Our ability to increase market share and control expenses.
•Our ability to attract and retain qualified employees.
•Changes in our organization, compensation, and benefit plans.
•The soundness of other financial institutions.
•Volatility and disruption in national and international financial and commodity markets.
•Changes in the competitive environment in our markets and among banking organizations and other financial service providers.
•Government intervention in the U.S. financial system.
•Political or economic instability.
•Acts of God or of war or terrorism.
•The potential impact of climate change.
•The impact of pandemics, epidemics, or any other health-related crisis.
•The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.
•The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) and their application with which we and our subsidiaries must comply.
•The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.
•Our success at managing the risks involved in the foregoing items.
In addition, financial markets, international relations, and global supply chains have been significantly impacted by recent U.S. trade policies and practices. Due to the rapidly evolving and changing state of U.S. trade policies, the amount and duration of any tariffs and their ultimate impact on us, our customers, financial markets, and the overall U.S. and global economies is currently uncertain. Nonetheless, prolonged uncertainty, elevated tariff levels or their wide-spread use in U.S. trade policy could weaken economic conditions and adversely impact the ability of borrowers to repay outstanding loans or the value of collateral securing these loans or adversely affect financial markets. To the extent that these risks may have a negative impact on the financial condition of borrowers or financial markets, it could also have a material adverse effect on our business, financial condition and results of operations.
Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2025		2024
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$429,604	$416,220	$413,518	$404,331	$396,712
Net interest income (1)	450,558	436,404	433,726	425,160	417,621
Credit loss expense	13,129	13,070	16,162	19,386	15,787
Non-interest income:
Trust and investment management fees	43,669	42,931	43,765	41,016	41,404
Service charges on deposit accounts	29,151	28,621	27,909	27,412	26,114
Insurance commissions and fees	13,879	21,019	14,215	14,839	13,919
Interchange and card transaction fees	5,619	5,402	5,764	5,428	5,351
Other charges, commissions, and fees	13,967	13,586	15,208	13,060	13,020
Net gain (loss) on securities transactions	—	(14)	(112)	16	—
Other	10,988	12,466	16,075	11,936	11,382
Total non-interest income	117,273	124,011	122,824	113,707	111,190

Non-interest expense:
Salaries and wages	162,149	160,857	165,520	156,637	151,237
Employee benefits	32,826	42,157	28,614	29,060	28,802
Net occupancy	34,640	33,277	32,102	32,497	32,374
Technology, furniture, and equipment	40,572	40,118	39,775	37,766	35,951
Deposit insurance	6,590	7,184	6,924	7,238	8,383
Other	70,351	64,473	63,232	60,212	60,217
Total non-interest expense	347,128	348,066	336,167	323,410	316,964
Income before income taxes	186,620	179,095	184,013	175,242	175,151
Income taxes	29,617	28,173	29,161	28,741	29,652
Net income	157,003	150,922	154,852	146,501	145,499
Preferred stock dividends	1,669	1,669	1,669	1,668	1,669
Net income available to common shareholders	$155,334	$149,253	$153,183	$144,833	$143,830

PER COMMON SHARE DATA
Earnings per common share - basic	$2.39	$2.30	$2.37	$2.24	$2.21
Earnings per common share - diluted	2.39	2.30	2.36	2.24	2.21
Cash dividends per common share	1.00	0.95	0.95	0.95	0.92
Book value per common share at end of quarter	63.04	61.74	58.46	62.41	55.02

OUTSTANDING COMMON SHARES
Period-end common shares	64,319	64,283	64,197	63,931	63,989
Weighted-average common shares - basic	64,300	64,255	64,116	63,958	64,193
Dilutive effect of stock compensation	52	74	121	127	140
Weighted-average common shares - diluted	64,352	64,329	64,237	64,085	64,333

SELECTED ANNUALIZED RATIOS
Return on average assets	1.22%	1.19%	1.19%	1.16%	1.18%
Return on average common equity	15.64	15.54	15.58	15.48	17.08
Net interest income to average earning assets	3.67	3.60	3.53	3.56	3.54

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2025		2024
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$21,063	$20,788	$20,346	$20,084	$19,652
Earning assets	47,664	47,424	47,577	46,100	45,527
Total assets	51,191	50,925	51,008	49,467	48,960
Non-interest-bearing demand deposits	13,788	13,798	14,051	13,659	13,679
Interest-bearing deposits	27,972	27,860	27,834	27,074	26,831
Total deposits	41,760	41,658	41,885	40,733	40,510
Shareholders' equity	4,129	4,041	4,057	3,868	3,533

Period-End Balance:
Loans	$21,254	$20,904	$20,755	$20,055	$19,996
Earning assets	47,756	48,409	48,878	47,424	45,344
Total assets	51,409	52,005	52,520	51,008	48,843
Total deposits	41,684	42,391	42,723	41,721	40,318
Shareholders' equity	4,200	4,114	3,899	4,135	3,666
Adjusted shareholders' equity (1)	5,341	5,243	5,151	5,051	4,975

ASSET QUALITY
($ in thousands)
Allowance for credit losses on loans:	$277,803	$275,488	$270,151	$263,129	$256,307
As a percentage of period-end loans	1.31%	1.32%	1.30%	1.31%	1.28%

Net charge-offs:	$11,151	$9,691	$13,962	$9,640	$9,726
Annualized as a percentage of average loans	0.21%	0.19%	0.27%	0.19%	0.20%

Non-accrual loans:	$62,393	$83,534	$78,866	$104,877	$74,987
As a percentage of total loans	0.29%	0.40%	0.38%	0.52%	0.38%
As a percentage of total assets	0.12	0.16	0.15	0.21	0.15

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	13.98%	13.84%	13.62%	13.55%	13.35%
Tier 1 Risk-Based Capital Ratio	14.43	14.30	14.07	14.02	13.82
Total Risk-Based Capital Ratio	15.88	15.76	15.53	15.50	15.27
Leverage Ratio	8.98	8.84	8.63	8.80	8.62
Equity to Assets Ratio (period-end)	8.17	7.91	7.42	8.11	7.51
Equity to Assets Ratio (average)	8.07	7.94	7.95	7.82	7.22

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	Six Months Ended
	June 30,
	2025	2024
CONDENSED INCOME STATEMENTS
Net interest income	$845,824	$786,763
Net interest income (1)	886,963	828,988
Credit loss expense	26,199	29,437
Non-interest income:
Trust and investment management fees	86,600	80,489
Service charges on deposit accounts	57,772	50,909
Insurance commissions and fees	34,898	32,215
Interchange and card transaction fees	11,021	9,825
Other charges, commissions and fees	27,553	25,080
Net gain (loss) on securities transactions	(14)	—
Other	23,454	24,049
Total non-interest income	241,284	222,567

Non-interest expense:
Salaries and wages	323,006	299,237
Employee benefits	74,983	64,772
Net occupancy	67,917	64,152
Technology, furniture and equipment	80,690	70,946
Deposit insurance	13,774	23,107
Other	134,824	120,967
Total non-interest expense	695,194	643,181
Income before income taxes	365,715	336,712
Income taxes	57,790	55,523
Net income	307,925	281,189
Preferred stock dividends	3,338	3,338
Net income available to common shareholders	$304,587	$277,851

PER COMMON SHARE DATA
Earnings per common share - basic	$4.69	$4.27
Earnings per common share - diluted	4.69	4.27
Cash dividends per common share	$1.95	$1.84
Book value per common share at end of quarter	63.04	55.02

OUTSTANDING COMMON SHARES
Period-end common shares	64,319	63,989
Weighted-average common shares - basic	64,278	64,205
Dilutive effect of stock compensation	62	147
Weighted-average common shares - diluted	64,340	64,352

SELECTED ANNUALIZED RATIOS
Return on average assets	1.20%	1.14%
Return on average common equity	15.59	16.13
Net interest income to average earning assets	3.63	3.51

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	As of or for the
	Six Months Ended
	June 30,
	2025	2024
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$20,926	$19,382
Earning assets	47,544	45,705
Total assets	51,064	49,142
Non-interest-bearing demand deposits	13,793	13,827
Interest-bearing deposits	27,916	26,790
Total deposits	41,709	40,617
Shareholders' equity	4,085	3,610

Period-End Balance:
Loans	$21,254	$19,996
Earning assets	47,756	45,344
Total assets	51,409	48,843
Total deposits	41,684	40,318
Shareholders' equity	4,200	3,666
Adjusted shareholders' equity (1)	5,341	4,975

ASSET QUALITY
($ in thousands)
Allowance for credit losses on loans:	$277,803	$256,307
As a percentage of period-end loans	1.31%	1.28%

Net charge-offs:	20,842	17,075
Annualized as a percentage of average loans	0.20%	0.18%

Non-accrual loans:	$62,393	$74,987
As a percentage of total loans	0.29%	0.38%
As a percentage of total assets	0.12	0.15

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	13.98%	13.35%
Tier 1 Risk-Based Capital Ratio	14.43	13.82
Total Risk-Based Capital Ratio	15.88	15.27
Leverage Ratio	8.98	8.62
Equity to Assets Ratio (period-end)	8.17	7.51
Equity to Assets Ratio (average)	8.00	7.35

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
TAXABLE-EQUIVALENT YIELD/COST AND AVERAGE BALANCES (UNAUDITED)

	2025		2024
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
TAXABLE-EQUIVALENT YIELD/COST(1)
Earning Assets:
Interest-bearing deposits	4.41%	4.39%	4.71%	5.32%	5.40%
Federal funds sold	4.71	4.79	5.16	5.65	5.78
Resell agreements	4.59	4.60	4.88	5.48	5.60
Securities(2)	3.79	3.63	3.44	3.40	3.38
Loans, net of unearned discounts	6.60	6.57	6.77	7.12	7.08
Total earning assets	5.07	4.99	5.05	5.26	5.23

Interest-Bearing Liabilities:
Interest-bearing deposits:
Savings and interest checking	0.24%	0.24%	0.29%	0.38%	0.39%
Money market deposit accounts	2.28	2.27	2.47	2.80	2.83
Time accounts	3.86	3.97	4.32	4.73	4.77
Total interest-bearing deposits	1.93	1.94	2.14	2.41	2.39
Total deposits	1.29	1.30	1.42	1.60	1.58
Federal funds purchased	4.37	4.40	4.71	5.33	5.39
Repurchase agreements	3.23	3.13	3.34	3.72	3.75
Junior subordinated deferrable interest debentures	6.30	6.32	6.87	7.14	7.47
Subordinated notes payable and other notes	4.69	4.69	4.69	4.69	4.69
Total interest-bearing liabilities	2.12	2.12	2.32	2.60	2.59

Net interest spread	2.95	2.87	2.73	2.66	2.64
Net interest income to total average earning assets	3.67	3.60	3.53	3.56	3.54

AVERAGE BALANCES
($ in millions)
Assets:
Interest-bearing deposits	$6,169	$7,238	$8,577	$7,073	$7,156
Federal funds sold	8	3	3	4	5
Resell agreements	23	10	11	41	85
Securities - carrying value(2)	20,401	19,384	18,640	18,898	18,629
Securities - amortized cost(2)	21,864	20,839	19,944	20,324	20,400
Loans, net of unearned discount	21,063	20,788	20,346	20,084	19,652
Total earning assets	$47,664	$47,424	$47,577	$46,100	$45,527

Liabilities:
Interest-bearing deposits:
Savings and interest checking	$9,920	$9,969	$9,693	$9,470	$9,716
Money market deposit accounts	11,518	11,432	11,683	11,122	11,009
Time accounts	6,534	6,458	6,458	6,482	6,106
Total interest-bearing deposits	27,972	27,860	27,834	27,074	26,831
Total deposits	41,760	41,658	41,885	40,733	40,510
Federal funds purchased	25	18	24	20	40
Repurchase agreements	4,250	4,147	3,946	3,777	3,827
Junior subordinated deferrable interest debentures	123	123	123	123	123
Subordinated notes payable and other notes	100	100	100	100	100
Total interest-bearing funds	$32,471	$32,248	$32,027	$31,094	$30,921

(1) Taxable-equivalent basis assuming a 21% tax rate.
(2) Average securities include unrealized gains and losses on securities available for sale while yields are based on average amortized cost.